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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS
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The Board of Directors
Medi-Ject Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/  KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 18, 1997